UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 9, 2008
____________________________

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	10 East 40th Street, Suite 3405 New York, New York 10021 (Address of Principal Executive Offices and zip code)	86-0965692

(212) 672-0380
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2008, HydroGen, LLC (the “Company”), a wholly-owned subsidiary of HydroGen Corporation, and each of Joshua Tosteson, President, Scott Schecter, Chief Financial Officer, Scott Wilshire, Chief Operating Officer, and Gregory Morris, Senior Vice President - Sales and Marketing (together, the “Named Executive Officers”) entered into an amendment to the respective employment agreement of each Named Executive Officer (collectively, the “Employment Agreements”) providing for a separation payment in the event of a termination of employment in connection with a change of control of the Company (each, an “Amendment”). The Board of Directors of the Company approved the Amendments and authorized management to enter into the Amendments on December 8, 2007. Each of the Amendments is attached hereto as Exhibits 10.1 through 10.4. The following is a description of the Amendments and is qualified in its entirety by the text of the Amendments as attached hereto.

Under the terms of the Amendments, if, within six (6) months prior to or within one (1) year following a Change of Control (as defined therein), the employment of the Named Executive Officer is terminated without Cause or, if applicable to the Named Executive Officer, for Good Reason (as each of these terms is defined in the respective Employment Agreements) or the Named Executive Officer is notified that his Employment Agreement will not be renewed: (i) the Company shall, in addition to any payments due under the Employment Agreement, provide to the Named Executive Officer a lump sum payment equal to the amount of his then current annual base salary, (ii) in lieu of any bonus due under the Employment Agreement, the Company shall pay to the Named Executive Officer an amount representing the annual bonus for the year of termination based on full achievement of all personal targets and the actual achievement of Company targets, and (iii) all stock option, restricted stock or other equity or equity-based awards granted by HydroGen Corporation shall automatically become fully vested and exercisable in accordance with the terms of the agreement or agreements under which the award was granted.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment dated July 9, 2008 to the Employment Agreement by and between Josh Tosteson and HydroGen, LLC dated April 8, 2005.
10.2	Amendment dated July 9, 2008 to the Employment Agreement by and between Scott Schecter and HydroGen, LLC dated April 14, 2005.
10.3	Amendment dated July 9, 2008 to the Employment Agreement by and between Scott Wilshire and HydroGen, LLC dated January 27, 2005.
10.4	Amendment dated July 9, 2008 to the Employment Agreement by and between Greg Morris and HydroGen, LLC dated April 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 15, 2008	HYDROGEN CORPORATION

	By:	/s/ Joshua Tosteson
	Name:	Joshua Tosteson
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment dated July 9, 2008 to the Employment Agreement by and between Josh Tosteson and HydroGen, LLC dated April 8, 2005.
10.2	Amendment dated July 9, 2008 to the Employment Agreement by and between Scott Schecter and HydroGen, LLC dated April 14, 2005.
10.3	Amendment dated July 9, 2008 to the Employment Agreement by and between Scott Wilshire and HydroGen, LLC dated January 27, 2005.
10.4	Amendment dated July 9, 2008 to the Employment Agreement by and between Greg Morris and HydroGen, LLC dated April 7, 2005.